NEWS RELEASE

MARCH 13, 2006

NR 06-04

Energy Metals Corporation  and Quincy Energy Corp. enter into Merger Agreement Energy Metals Corporation completes Business Combination with Standard Uranium Inc.

Vancouver, British Columbia, March 13, 2006:  Energy Metals Corporation (TSX-V: EMC) and Quincy Energy Corp. (TSX-V: QUI; OTCBB: QCYE) are pleased to announce that they have entered into a formal agreement pursuant to which Energy Metals and Quincy will complete a business combination by way of a Plan of Merger.  Energy Metals is also pleased to announce that it has completed the acquisition of Standard Uranium Inc. (TSX-V: URN).

The Quincy Transaction

On March 9, 2006 Energy Metals and Quincy executed an Agreement and Plan of Merger whereby Quincy will become a wholly-owned subsidiary of Energy Metals, with shareholders of Quincy receiving 0.20 shares of Energy Metals for each Quincy share.  In addition, Energy Metals will assume all of Quincy’s outstanding warrants and options, subject to appropriate adjustments to the number of shares issuable on exercise and the exercise price.  In connection with the merger Quincy will obtain the agreement of certain shareholders, holding in the aggregate not less than 30% of the outstanding Quincy shares, to vote in favour of the acquisition.

Dan Farrell, Quincy’s Chairman & CEO said: "We look forward to the completion of the merger, which will position our combined companies as a major player in the marketplace.”

Quincy's primary business is the acquisition and development of historically identified uranium projects in countries with favorable geology and mining environments and Quincy has had a working relationship with EMC since March of 2005.  Quincy holds uranium projects in Arizona, Wyoming, New Mexico, Oregon and Ontario.  Quincy has also amassed an impressive portfolio of prospective gold properties in the continental United States.

William Sheriff, a director and shareholder of EMC is also a director, officer and shareholder of Quincy.  Mr. Sheriff has agreed to pool the Energy Metals shares which he will receive upon closing of the Proposed Transaction for a period of 18 months.

“The business combination with Quincy is the next step in Energy Metals' strategy to become one of the largest U.S. domestic uranium producers and resource base holders in the public sector” stated Paul Matysek, President of Energy Metals.

Completion of the business combination is subject to, among other things, the approval of shareholders of each of Energy Metals and Quincy, and required regulatory approvals in the U.S. and Canada.  Shareholder meetings for each of Energy Metals and Quincy to approve the transaction are currently expected to be held in April of 2006.

The Standard Transaction

Effective March 10, 2006, Energy Metals has completed the acquisition of all of the issued and outstanding shares of Standard by way of plan of arrangement under the laws of British Columbia.  In order to complete the transaction, Standard was required to obtain shareholder approval and court approval, which were both obtained on March 10, 2006.  Pursuant to the plan of arrangement, Energy Metals has acquired all of the issued and outstanding common shares of Standard, on the basis of 0.64 common shares of Energy Metals for each common share of Standard.  In addition Energy Metals will exchange all of the outstanding employee stock options of Standard for employee stock options of Energy Metals, with appropriate adjustments to the number of shares issuable on exercise and the exercise price.

The shares of Standard will be de-listed from the TSX Venture Exchange.  The new board of directors of Standard consists of Paul Matysek, William M. Sheriff and James G. G. Watt.  In connection with the acquisition of Standard, Mr. David Cole was appointed to the board of directors of Energy Metals.  Mr. Cole was previously a director of Standard and brings over 20 years of experience in mineral exploration and business development.

Shareholders of Standard may exchange their Standard share certificates for share certificates of Energy Metals by submitting them to Pacific Corporate Trust Company along with a completed Letter of Transmittal in the form being provided to the holders of Standard share certificates.

The acquisition of Standard, including Standard’s 99% interest in the joint venture with Everest Exploration Inc., allows Energy Metals to proceed towards establishing a uranium processing facility in south Texas as part of its objective of becoming an in-situ leach (“ISL”) uranium producer.  The Everest joint venture will provide Energy Metals with access to the facilities and expertise necessary to permit Energy Metals to move from a resource development company to a uranium producer.  Through Standard’s 99% ownership in the joint venture, Energy Metals plans to use the Hobson plant, an existing recovery facility located near Hobson, Texas, to produce uranium oxide product from ISL solution recovered from the Palangana property located in Duval county, Texas.  The joint venture company owns the Hobson plant, as well as Palangana mining leases and an extensive Texas uranium exploration database.  Strategically, this transaction puts Energy Metals in a strong position for growth in the ISL mining sector at a time of increasing energy demands and uranium prices.

Standard shareholders who voted at the meeting approved the transaction by a majority of 99.72% on the resolution.  There were 12,245,612 shares represented at the meeting.

Paul Matysek, President and CEO of Energy Metals stated “The transaction with Standard was strongly supported by the Standard shareholders and we are pleased to welcome those new shareholders to Energy Metals Corporation.  Management of Energy Metals is committed to building a top tier uranium company, and continuing strong support from our shareholders confirms that our timing and growth strategy have positioned us to take full advantage of increasing demand for processed uranium.”

Energy Metals Corp.

Energy Metals (www.energymetalscorp.com) is involved in developing resources to power the 21st century. The Company has adopted a corporate strategy to focus on the acquisition and development of uranium assets in politically favorable and mining-friendly jurisdictions within the United States to take advantage of the continuing growth in the U.S. and worldwide of demand for electrical energy. This increasing consumption is occurring at a time when uranium mine supplies are dwindling and inventories are being depleted.

The Company is targeting advanced uranium properties in Wyoming, Texas and New Mexico that are amenable to ISL (in-situ leaching). This form of uranium mining was pioneered in Texas and Wyoming.  It utilizes water wells and oxygen-fortified groundwater to mine the uranium in place. Energy Metals is also actively advancing other conventional mining and ISL opportunities for uranium properties in the States of Utah, Nevada, Oregon and Arizona.

ENERGY METALS CORPORATION “Paul Matysek” Paul Matysek, M.Sc., P.Geo. President & CEO	QUINCY ENERGY CORP. “Dan Farrell” Dan Farrell Chairman & CEO

The TSX venture exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

The securities referred to in this press release have not been registered under the United Sates Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act or unless an exemption from registration is available.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Quincy’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in the Companies’ operations. These and other risks are described in the Companies’ public filings with Canadian Securities Regulators available at www.sedar.com and with the Securities and Exchange Commission available at www.sec.gov.